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[TECHTEAM (R) LOGO]                                                 NEWS RELEASE




                                                              NASDAQ/NM - "TEAM"




FOR IMMEDIATE RELEASE, Tuesday, December 10, 2002



TECHTEAM GLOBAL, INC. APPOINTS LARRY W. GRANGER AS VICE PRESIDENT OF PROFESSIONAL SERVICES

ENTREPRENEUR BRINGS 30 YEARS OF AUTOMOTIVE AND COMPUTER INDUSTRY EXPERIENCE TO TECHTEAM

SOUTHFIELD, MICHIGAN, December 10, 2002...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that LARRY W. GRANGER has been appointed Vice President of Professional Services.

Mr. Granger will be responsible for expanding TechTeam's Professional and Systems Integration Services as well as marketing the inSORS Grid (IG) platform, a sophisticated multimedia conferencing and video collaboration system.

Mr. Granger brings 30 years of automotive and computer industry experience with him to TechTeam. Most recently, Granger served as Founder, President, and CEO of Perodon, L.L.C. Founded in 1999, Perodon provided business improvement and information technology services to Detroit-area clients.

Previously, Mr. Granger has held numerous information technology positions, including Chief Information Officer for three major business units of Ford Motor
Company: Steel Division, Electronics Division, and Visteon Automotive Systems. In addition, Mr. Granger worked for three years at Ford's Manufacturing Engineering Staff where he was Manager of Computer Integrated Manufacturing and Manager of Operations Engineering. He was also a key member of the Ford 2000 Transition Team, which created the Process Leadership Office in 1994 to reengineer Ford's Global Automotive Operations. From 1996 to 1998, Mr. Granger resided in Europe and was the Director of the Ford European Process Reengineering Office. Prior to joining Ford in 1968, Mr. Granger worked for three years at IBM as a Systems Engineer. He holds a B.S. in Management from Drexel University in Philadelphia, Pennsylvania.

"We are pleased to announce the addition of Larry Granger to TechTeam. His extensive experience in the automotive and computer industries, along with his global knowledge, will be instrumental in helping TechTeam expand its market share and solidify its position as the best value proposition in the information technology and business process outsourcing sector," said William F. Coyro, Jr., the Company's President and Chief Executive Officer.

                                    - More -

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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
                     Fax (248) 357-2570 - www.techteam.com
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[TECHTEAM (R) LOGO]                                                 NEWS RELEASE


TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT

With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients and competition and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.




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CONTACTS:

TECHTEAM GLOBAL, INC.         TECHTEAM GLOBAL, INC.        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.         James M. Hoen                Michael A. Sosin
President and                 Vice President, Sales        General Counsel and
Chief Executive Officer       (248) 357-2866               Secretary
(248) 357-2866                jhoen@techteam.com           (248) 357-2866
wcoyro@techteam.com                                        msosin@techteam.com




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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
                     Fax (248) 357-2570 - www.techteam.com